                      POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the person whose
signature appears below hereby constitutes and appoints
Aaron M. Grossman and Christopher Martin, and any one of
them acting singly, the true and lawful attorneys-in-fact
and agents, with full power of substitution and
resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until
revoked in writing) to sign any and all instruments,
certificates and documents required to be executed on behalf of the undersigned as an individual or on behalf of the
undersigned's holding company, as the case may be, pursuant
to sections 13 and 16 of the Securities Exchange Act of
1934, as amended (the "Exchange Act"), and any and all
regulations promulgated thereunder, and to file the same,
with all exhibits thereto, and any other documents in
connection therewith, with the Securities and Exchange
Commission, and with any other entity when and if such is
mandated by the Exchange Act or by the By-laws of the
National Association of Securities Dealers, granting unto
said attorneys-in-fact and agents full power and authority
to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the
undersigned might or could do in person thereby ratifying
and confirming all that said attorneys-in-fact and agents,
or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been
signed as of the 18 day of October, 2006.

    /s/ Peter R. Gebauer